Exhibit 99.1

Lucid, Nuro, and Uber Partner on Next-Generation Autonomous Robotaxi Program

Uber aims to deploy 20,000 or more Lucid vehicles equipped with the Nuro Driver™ over six years in dozens of markets around the world, with the first launch in a major US city next year

San Francisco, Mountain View, and Newark, CA — July 17, 2025 — Lucid Group, Inc. (NASDAQ: LCID), Nuro, Inc. (“Nuro”), and Uber Technologies, Inc. (NYSE: UBER) (“Uber”) today announced a next-generation premium global robotaxi program created exclusively for the Uber ride-hailing platform.

Expected to first launch later next year in a major US city, the new robotaxi service combines the industry-leading software-defined vehicle architecture of the Lucid Gravity, the scalability and proven capability of the Nuro Driver™ Level 4 autonomy system, and Uber’s vast global network and dynamic fleet management, delivering a fully integrated robotaxi experience developed for comfort, safety, and scale.

Uber aims to deploy 20,000 or more Lucid vehicles equipped with the Nuro Driver over six years. The vehicles will be owned and operated by Uber or its third-party fleet partners and made available to riders exclusively via the Uber platform. The first Lucid-Nuro robotaxi prototype is already operating autonomously on a closed circuit at Nuro’s Las Vegas proving grounds.

As part of a deepening relationship with each partner, Uber plans to make multi-hundred-million dollar investments in both Nuro and Lucid.

“Autonomous vehicles have enormous potential to transform our cities for the better,” said Dara Khosrowshahi, CEO of Uber. “We’re thrilled to partner with Nuro and Lucid on this new robotaxi program, purpose-built just for the Uber platform, to safely bring the magic of autonomous driving to more people across the world.”

“This investment from Uber further validates Lucid's fully redundant zonal architecture and highly capable platform as ideal for autonomous vehicles, and our industry-leading range and spacious well-appointed interiors, as ideal for ridesharing,” said Marc Winterhoff, Interim CEO at Lucid. “This is the start of our path to extend our innovation and technology leadership into this multi-trillion-dollar market.”

“We believe this partnership will demonstrate what’s possible when proven AV technology meets real-world scale,” said Jiajun Zhu, Co-Founder and CEO at Nuro. “Nuro has spent nearly a decade building an AI-first autonomy system that’s safe, scalable, and vehicle-agnostic, proven through five years of driverless deployments across multiple U.S. cities and states. By combining our self-driving technology with Lucid’s advanced vehicle architecture and Uber’s global platform, we’re proud to enable a robotaxi service designed to reach millions of people around the world.”

Designed to Succeed: High Asset Utilization, Favorable Operating Costs, Proven Safety, and Global Scalability

The robotaxi will leverage Lucid Gravity’s advanced technology platform, redundant electrical and controls architectures, and long range, which together make it an ideal fit for use in a scalable robotaxi offering. Autonomy is enabled by the Nuro Driver—Nuro’s Level 4 self-driving system that combines automotive-grade hardware and AI-powered self-driving software designed for reliability and cost-efficiency at scale. The necessary hardware will be integrated seamlessly into the Lucid Gravity on Lucid’s assembly line and will subsequently receive Nuro’s software when the vehicle is commissioned by Uber.

With operations in 70 countries and an average of 34 million trips per day, Uber’s platform has the scale necessary to make the benefits of self-driving vehicles accessible and beneficial to people everywhere. The longer 450-mile EPA estimated range of the Lucid Gravity means less frequent downtime for charging, minimizing costs and maximizing vehicle availability. The Nuro Driver , which will enable the Lucid Gravity to operate at Level 4 autonomy, integrates an end-to-end AI model with safeguards for precision and reliability. This enables rapid adaptation to new environments, functions, and vehicle platforms – reducing deployment timelines.

Nuro will lead the development and validation of a comprehensive safety case across dozens of categories using simulations, closed course testing, and supervised on-road testing to verify that the robotaxi will operate safely.

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About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 61 billion trips later, we’re building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

About Lucid Group

Lucid (NASDAQ: LCID) is a Silicon Valley-based technology company focused on creating the most advanced EVs in the world. The award-winning Lucid Air and new Lucid Gravity deliver best-in-class performance, sophisticated design, expansive interior space and unrivaled energy efficiency. Lucid assembles both vehicles in its state-of-the-art, vertically integrated factory in Arizona. Through its industry-leading technology and innovations, Lucid is advancing the state-of-the-art of EV technology for the benefit of all.

About Nuro

Nuro is an American self-driving technology company on a mission to make autonomy accessible to all. Founded in 2016, Nuro is building the world’s most scalable driver, combining cutting-edge AI with automotive-grade hardware. Nuro licenses its core technology, the Nuro Driver™, to support a wide range of applications, from robotaxis and commercial fleets to personally owned vehicles. With technology proven over years of self-driving deployments, Nuro gives the automakers and mobility platforms a clear path to AVs at commercial scale—empowering a safer, richer, and more connected future.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "shall," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Lucid's expectations related to the timing, priorities, and focus areas of the strategic partnership, the number of vehicles to be deployed, the planned investment by Uber, and expansion into the autonomous driving market. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid's management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading "Risk Factors" in Part II, Item 1A of Lucid's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid's expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid's assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Uber: press@uber.com

Nuro: press@nuro.ai

Lucid: media@lucidmotors.com